                                                                  Exhibit (1)(b)

                               STATE OF MARYLAND
                                    No. 3673
                              STATE DEPARTMENT OF
                            ASSESSMENTS AND TAXATION
               301 West Preston Street, Baltimore, Maryland 21201





THIS IS TO CERTIFY THAT the within instrument is a true copy of the




                           ARTICLES OF SUPPLEMENTARY

                                       OF

                              THE ARCH FUND, INC.




as approved and received for record by the State Department of Assessments and Taxation of Maryland, November 4, 1982 at 12:12 o'clock p.m.





                                        AS WITNESS my hand and official seal of
                                  the said Department at Baltimore this fourth day of November, 1982


                                            /s/ Paul B. Anderson
                                            --------------------
                                            Paul B. Anderson
                                            Charter Specialist
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MARYLAND
STATE DEPARTMENT OF ASSESSMENTS AND TAXATION





                        THE ARTICLES OF SUPPLEMENTARY

                                      OF

                             THE ARCH FUND, INC.





  HAVE BEEN RECEIVED AND APPROVED BY THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION THIS 4TH DAY OF NOVEMBER, 1982 AT 12:12 P.M. AND WILL BE RECORDED.





                                              BY:/s/ [signature illegible]





     301 WEST PRESTON STREET, BALTIMORE, MARYLAND 21201/PHONE:  383-3720






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                             ARTICLES SUPPLEMENTARY

                                       TO

                           ARTICLES OF INCORPORATION

                                       OF

                              THE ARCH FUND, INC.


        THE ARCH FUND, INC., a Maryland corporation having its principal office in the City of Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

        FIRST: Pursuant to Section 2-208 of the Maryland General Corporation Law, the Board of Directors of the Corporation has classified One Billion (1,000,000,000) of the Two Billion (2,000,000,000) shares of authorized, unissued and unclassified capital stock of the Corporation (par value One Mill ($.001) per share) as Class A Common Stock and One Billion (1,000,000,000) of said shares of authorized, unissued and unclassified capital stock of the Corporation, (par value One Mill ($.001) per share) as Class B Common Stock, pursuant to the following resolutions adopted by the directors of the Corporation by written unanimous consent dated September 10, 1982:

        RESOLVED, that pursuant to Article VI of the Articles of Incorporation of the Corporation, One Billion (1,000,000,000) of the Two Billion (2,000,000,000) shares of authorized, unissued and unclassified capital stock of the Corporation (of the par value of One Mill ($.001) per share and of the aggregate par value of One Million Dollars ($1,000,000)) be, and hereby are, classified and designated as Class A Common Stock evidencing interests in the Corporation's Non-Discretionary Portfolio;






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        FURTHER RESOLVED, that pursuant to Article VI of the Articles of
    Incorporation of the Corporation, One Billion (1,000,000,000) of the Two Billion (2,000,000,000) shares of authorized, unissued and unclassified capital stock of the Corporation (of the par value of One Mill ($.001) per share and of the aggregate par value of One Million Dollars ($1,000,000)) be, and hereby are, classified and designated as Class B Common Stock evidencing interests in the Corporation's Discretionary Portfolio;

        FURTHER RESOLVED, that each share of Class A Common Stock and each share of Class B Common Stock shall have all of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption that are set forth in the Articles of Incorporation of the Corporation with respect to its shares of capital stock.

        SECOND: The shares of Class A Common Stock and shares of Class B Common Stock of the Corporation classified pursuant to the resolutions set forth in Article FIRST of these Articles Supplementary have been classified by the Corporation's Board of Directors under the authority contained in the charter of the Corporation.

        IN WITNESS WHEREOF, THE ARCH FUND, INC., has caused these presents to be signed in its name and on its behalf by its





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President and its corporate seal to be hereunto affixed and attested by its
Secretary on this 28th day of October, 1982.

                                  THE ARCH FUND, INC.


                                  By:/s/ A.J. Seewoester
                                     -----------------------------
                                        A.J. Seewoester, President

ATTEST:


/s/ W. Bruce McConnel, III
--------------------------
W. Bruce McConnel, III,
Secretary





                                     -3-
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                                  CERTIFICATE


        THE UNDERSIGNED, President of THE ARCH FUND, INC., who executed on behalf of said Corporation the attached Articles Supplementary to Articles of Incorporation of said Corporation, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the attached Articles Supplementary to be the corporate act of said Corporation, and certifies that to the best of his knowledge, information and belief the matters and facts set forth in the attached Articles Supplementary with respect to authorization and approval are true in all material respects, under the penalties for perjury.

                                         /s/ A.J. Seewoester
                                         --------------------------
Date:  October 28, 1982                  A.J. Seewoester, President





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                           ARTICLES OF SUPPLEMENTARY

                                       OF

                              THE ARCH FUND, INC.


approved and received for record by the State Department of Assessments and Taxation of Maryland, November 4, 1982 at 12:12 o'clock P.M. as in conformity with law and order recorded.
                                      5
                             -------------------

        Recorded in Liber 2562, folio 1241, one of the Charter Records of the State Department of Assessments and Taxation of Maryland.

Bonus tax paid $_________ Recording fee paid $  20.00   Special Fee paid
$______

                             -------------------
To the clerk of the Superior Court of Baltimore City

        IT IS HEREBY CERTIFIED, that the within instrument, together with all indorsements thereon, has been received, approved and recorded by the State Department of Assessments and Taxation of Maryland.

  AS WITNESS my hand and seal of the said Department at Baltimore.

                             -------------------

[SEAL OF STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND]

                                                               A 133454

                      RECEIVED FOR RECORD                      8304237
                      MAR 16 1983 AT 9 O'CLOCK,
                      A.M. SAME DAY RECORDED IN LIBER
                      S.E.B. NO. 173 FOLIO, 1285 &c,
                      ONE OF THE CHARTER RECORDS OF
                      BALTIMORE CITY AND EXAMINED.

                      PER SAUNDRA E. BANKS,
                                        CLERK